Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Pre-effective Amendment No. 1 of the Prospectus, Proxy Statement/Prospectus, and Registration Statement on Form S-1 of our report dated September 10, 2015 relating to our audit of the consolidated financial statements of PSB Holdings, Inc. and Subsidiary for the year ended June 30, 2015. We also consent to the reference to us under the heading “Experts” in this Prospectus, Proxy Statement/Prospectus, and Registration Statement.

/s/ Wolf & Company, P.C.

Boston, Massachusetts

October 29, 2015